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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    APPALACHIAN BANCSHARES, INC                  APAB CAPITAL TRUST I
     (Exact name of Registrant               (Exact name of Registrant as
    as specified in its charter)          specified in its trust agreement)

              GEORGIA                                  DELAWARE
  (State or other jurisdiction of          (State or other jurisdiction of
   incorporation or organization)           incorporation or organization)

             58-2242407                              Applied For
          (I.R.S. Employer                         (I.R.S. Employer
        Identification No.)                      Identification No.)

                      -----------------------------------
                            829 INDUSTRIAL BOULEVARD
                             ELLIJAY, GEORGIA 30540
                                 (706) 276-8000

(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)


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
If this form relates to the registration of      If this form relates to the registration of
a class of securities pursuant to Section 12(b)  a class of securities pursuant to Section 12(g)
of the Exchange Act and is effective             of the Exchange Act and is effective pursuant to
pursuant to General Instruction A.(c), please    General Instruction A.(d), please check the following box. / /
check the following box. /X/
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              Securities Act registration statement file number to
                       which this form relates: 333-92753.

              Securities to be registered pursuant to Section 12(b)
                                  of the Act:

                TITLE OF CLASS                           NAME OF EXCHANGE
     Trust Preferred Securities                     The American Stock Exchange
       of APAB Capital Trust I
     Junior Subordinated Debentures of
       Appalachian Bancshares, Inc.
     Guarantee of Appalachian Bancshares, Inc.
       with respect to the Trust Preferred
       Securities

     Securities to be registered pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form SB-2 (Registration No. 333-92753) filed with the Commission on December 13, 1999, as amended (the "Form SB-2"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2.   EXHIBITS

         4.1 Form of Indenture of Appalachian Bancshares, Inc. relating to the Junior Subordinated Debentures.(1)

         4.2 Form of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1).

         4.3      Certificate of Trust of APAB Capital Trust I.(2)

         4.4 Form of Amended and Restated Trust Agreement of APAB Capital Trust I.(3)

         4.5 Form of Trust Preferred Security Certificate of APAB Capital Trust I.(4)

         4.6 Form of Guarantee of Appalachian Bancshares, Inc. relating to the Trust Preferred Securities.(5)

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(1)  Incorporated by reference to Exhibit 4.4 to the Form SB-2.
(2)  Incorporated by reference to Exhibit 4.6 to the Form SB-2.
(3)  Incorporated by reference to Exhibit 4.7 to the Form SB-2.
(4)  Incorporated by reference to Exhibit 4.8 to the Form SB-2.
(5)  Incorporated by reference to Exhibit 4.9 to the Form SB-2.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     APPALACHIAN BANCSHARES, INC.


Date:  December 21, 1999             By:/s/ Tracy R. Newton
                                     -------------------------------------
                                     Tracy R. Newton,
                                     President and Chief Executive Officer



                                     APAB CAPITAL TRUST I


Date:  December 21, 1999             By:/s/ Kent W. Sanford
                                     -------------------------------------
                                     Kent W. Sanford, Authorized Representative




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